SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2004

eXegenics Inc.

(Exact name of registrant as specified in its charter)

Delaware	00-26648	75-2402409

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2911 Turtle Creek Boulevard, Suite 300
Dallas, TX 75219

(Address of principal executive offices including zip code)

(214) 358-2000

(Registrant’s telephone number, including area code)

2110 Research Row
Dallas, Texas 75235

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulations FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Press Release

Item 5. Other Events and Regulations FD Disclosure.

The Company has been notified that as of February 23, 2004 Dr. Ronald Goode has resigned his position with the Company as CEO and President thereby terminating his employment agreement with the Company that expires on March 21, 2004.

On February 25, 2004, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Exhibits

99.1	Press Release of eXegenics Inc., dated February 25, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics Inc. (Registrant)
Dated: February 25, 2004	By:	/s/ David E. Riggs
David Riggs, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of eXegenics Inc., dated February 25, 2004.